                                                 Registration Statement No. 333-

      As filed with the Securities and Exchange Commission on May 22, 2002

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                INFOGRAMES, INC.
             (Exact name of Registrant as specified in its charter)

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
                                       417 FIFTH AVENUE
         DELAWARE                   NEW YORK, NEW YORK 10016                 13-3689915
(State of other jurisdiction of  (Address of principal executive  (I.R.S. Employee Identification
incorporation or organization)      offices including zip code)                Number)
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                              INFOGRAMES, INC. 2000
                              STOCK INCENTIVE PLAN
                            (Full title of the plan)

                                 DAVID J. FREMED
                                417 FIFTH AVENUE
                            NEW YORK, NEW YORK 10016
                     (Name and address of agent for service)

                                 (212) 726-6500
          (Telephone number, including area code, of agent for service)

                                   COPIES TO:
                              DAVID SCHILLER, ESQ.
                           GIBSON, DUNN & CRUTCHER LLP
                              2100 MCKINNEY AVENUE
                               DALLAS, TEXAS 75201
                                 (214) 698-3100

                         CALCULATION OF REGISTRATION FEE

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
Title of each class of  Amount to be   Proposed maximum    Proposed maximum        Amount of
   securities to be     registered(1)  offering price per  aggregate offering  registration fee
      registered                            share(2)            price(2)
   Common Stock, par       568,328           $5.09            $2,892,789.52         $266.14
      value $.01
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(1)      This Registration Statement is for the registration of additional shares available for issuance under the Infogrames, Inc. 2000 Stock
         Incentive Plan. Pursuant to Rule 416(a) under the Securities Act of
         1933 (the "Act"), this includes such indeterminate number of shares of
         Infogrames, Inc. Common Stock ("Common Stock") as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h) under the Act, as amended, based upon the average of the high and low price of $5.09 per share of the Common Stock reported on the NASDAQ Stock Market on May 15, 2002.


                                       2
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                                  INTRODUCTION

         This Registration Statement relates to shares of Infogrames, Inc. common stock, par value $0.01 per share ("Common Stock"), eligible for issuance under the Infogrames, Inc. 2000 Stock Incentive Plan (the "Plan"). The Plan has previously been registered in a Registration Statement on Form S-8 filed with the Securities and Exchange Commission (Registration No. 333-54878).

         This Registration Statement is being filed to register an additional 568,328 shares of Infogrames, Inc. Common Stock that may be issued pursuant to the Plan as a result of an amendment to the Plan that increases the number of shares that may be issued from 13,308,345 to 13,876,673.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

         In accordance with the provisions of General Instruction E of Form S-8, Infogrames, Inc. hereby incorporates by reference the contents of Infogrames, Inc.'s currently effective Registration Statements on Form S-8 (Registration No. 333-54878).

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents filed by Infogrames, Inc. (the "Registrant") are incorporated by reference, as of their respective dates, in this Registration Statement:

            - Annual Report on Form 10-K for the fiscal year ended June 30, 2001, as amended by Form 10-K/A for the fiscal year ended June 30, 2001, filed with the Securities and Exchange Commission (the "Commission") on March 1, 2002;

            - Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2001, as amended by Form 10-Q/A for the quarter ended September 30, 2001, filed with the Commission on March 1, 2002;

            - Quarterly Report on Form 10-Q for the quarter ended December 31, 2001, filed with the Commission on February 14, 2001;

            - Quarterly Report on Form 10-Q for the quarter ended March 31, 2002, filed with the Commission on May 15, 2002;

            - Current Report on Form 8-K dated April 25, 2002, filed with the Commission on April 25, 2002;

            - Current Report on Form 8-K dated May 15, 2002, filed with the Commission on May 15, 2002; and

            - The description of the Registrant's Common Stock set forth in the Registrant's Registration Statement on Form 8-A filed pursuant to Section 12(a) of the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating such description.


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         In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

   Not Applicable.

ITEM 8.  EXHIBITS


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
EXHIBIT NUMBER                               DESCRIPTION
--------------                               -----------
4.1                 Registrant's Amended and Restated Certificate of Incorporation (1)

4.2                 Registrant's Amended and Restated Bylaws (2)

5.1                 Opinion of Gibson, Dunn & Crutcher LLP

23.1                Consent of Gibson, Dunn & Crutcher LLP (3)

23.2                Consent of Deloitte & Touche LLP

23.3                Consent of Arthur Andersen LLP

24.1                Power of Attorney (contained on signature page hereto)
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(1)      Incorporated by reference from Exhibit 3.1 filed as part of the
         Registrant's Annual Report on Form 10-K for the period ended March 31, 2000, filed with the Commission on June 29, 2000.

(2) Incorporated by reference from Exhibit 3.2 filed as part of the Registrant's Registration Statement on Form S-1, Registration No. 333-14441.

(3)      See Exhibit 5.1 of this Registration Statement.


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
                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, Infogrames, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 21st day of May, 2002.


                                        INFOGRAMES, INC.


                                        /s/ David J. Fremed
                                        ----------------------------------------
                                        By: David J. Fremed, Senior Vice
                                            President, Chief Financial Officer

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints David J. Fremed, as his or her true and lawful attorney-in-fact and agent, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, including post-effective amendments, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each such attorney-in-fact and agent, each acting alone, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

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
              SIGNATURE                     TITLE                       DATE
              ---------                     -----                       ----
          /s/ Bruno Bonnell        Chairman of the Board,           May 21, 2002
          -----------------
            Bruno Bonnell          Chief Executive Officer


         /s/ Thomas Schmider              Director                  May 21, 2002
          -----------------
           Thomas Schmider


         /s/ Denis Guyennot         President, Secretary,           May 21, 2002
          -----------------
           Denis Guyennot     Chief Operating Officer, Director


         /s/ David J. Fremed      Senior Vice President and         May 21, 2002
          -----------------
           David J. Fremed         Chief Financial Officer


         /s/ Thomas Heymann               Director                  May 21, 2002
          -----------------
           Thomas Heymann


         /s/ Thomas Mitchell              Director                  May 21, 2002
          -----------------
           Thomas Mitchell


          /s/ Ann E. Kronen               Director                  May 21, 2002
          -----------------
            Ann E. Kronen


          /s/ James Ackerly               Director                  May 21, 2002
          -----------------
            James Ackerly
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                                       6

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
           /s/ David Ward                 Director                  May 21, 2002
          -----------------
             David Ward


          /s/ James Caparro               Director                 May 21, 2002
          -----------------
            James Caparro
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                                       7
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                                  EXHIBIT INDEX
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EXHIBIT NUMBER                                                DESCRIPTION
--------------                                                -----------
4.1 Registrant's Amended and Restated Certificate of Incorporation, filed as Exhibit 3.1 to the Registrant's Annual Report on Form 10-K for the period ended March 31, 2000, filed with the Commission on June 29, 2000, and incorporated herein by reference.

4.2 Registrant's Amended and Restated Bylaws, filed as Exhibit 3.2 to the Registrant's Registration Statement on Form S-1, Registration No. 333-14441, and incorporated herein by reference.

5.1      Legal Opinion of Gibson, Dunn & Crutcher LLP

23.1     Consent of Gibson, Dunn & Crutcher LLP (contained in Exhibit 5.1)

23.2     Consent of Deloitte & Touche LLP

23.3     Consent of Arthur Andersen LLP

24.1     Power of Attorney (contained on signature page hereto).
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